EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS FIRST QUARTER RESULTS

Net new assets total $23 billion; New brokerage accounts highest in two years

SAN FRANCISCO, April 15, 2010 – The Charles Schwab Corporation announced today that its net income was $119 million for the first quarter of 2010, down 45% from the first quarter of 2009.

Chairman Charles Schwab commented, “Our plan this year is to continue expanding and improving the services and resources we provide to help investors reach their financial goals while delivering the convenience and great value we’ve always stood for. We made a strong start during the first quarter by reducing commissions for online equity and non-Schwab ETF trades to $8.95 flat, introducing our new ETF-based advisory program – which has already attracted over $500 million in client assets – and expanding our fixed income offerings with a series of municipal bond “ladders” managed by PIMCO. We believe that the worst of the environmental pressure on our revenues is now behind us, and that our strong business momentum will help us achieve improving financial performance in the coming months.”

	Three Months Ended —March 31,—		% Change
Financial Highlights	2010	2009
Net revenues (in millions)	$978	$1,111	(12%)
Net income (in millions)	$119	$218	(45%)
Diluted earnings per share	$.10	$.19	(47%)
Pre-tax profit margin	20.2%	32.0%
Return on stockholders’ equity (annualized)	9%	21%

CEO Walt Bettinger said, “As the economy and financial markets begin to recover following the credit crisis of recent years, we are seeing clear evidence that our client-focused strategy is resonating with both prospects and existing clients. Our investments in improved pricing, client solutions, service and our brand are yielding continued strength in our key metrics – net new assets totaled $23 billion in the first quarter, total client assets reached a record $1.49 trillion, up 36% year-over-year, and new brokerage accounts totaled 230,000, the highest since the first quarter of 2008 and up 11% from a year ago. We ended March serving 7.8 million total brokerage accounts, 768,000 banking accounts, and 1.5 million retirement plan participants.”

CFO Joe Martinetto noted, “Right now, our financial picture has three important components – a healthy balance sheet that continues to support ongoing business growth; current results impacted by low short-term rates; and an extended outlook that includes improving financial performance even in the existing rate environment. Asset quality continues to be high overall and the delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio equaled 0.76%, 0.44% and 0.69%, respectively, at month-end March, all far below national averages. We repaid approximately $200 million in maturing debt and completed a $543 million equity offering to support company growth during the quarter, and we ended March with approximately $970 million in available cash and other liquid assets at the parent level.”

Mr. Martinetto continued, “Short-term rates finally stopped declining in late January/early February and subsequently began to rise a bit, which helped our first quarter net interest margin reach 183 basis points, up slightly from the prior quarter. This improvement, coupled with continued growth in our client base – our average interest-earning assets for the first quarter equaled $72.3 billion, up 48% year-over-year – helped us achieve net interest revenue that was 7% higher than last year and sequentially higher for the second straight quarter. The rate environment improvement occurred too late, however, to prevent money market fund fee waivers from reaching $125 million in the first quarter, and asset management and administration fees declined by 16% year-over-year. In addition, with client trading activity remaining muted relative to year-ago levels and our reduced online trade pricing taking effect in January, overall trading revenue was down 19%. Our first quarter expenses include an $11 million pre-tax charge relating to pending litigation involving the Schwab YieldPlus ultra-short bond fund. Our overall expense discipline remains very much in place, and our first quarter spending was consistent with our operating plan.”

Mr. Martinetto concluded, “Our first quarter operating results embody our commitment to building value for stockholders and clients over the long term as we continue to balance current profitability with investing for growth. We remain convinced that our chosen path of sustaining and even enhancing our investment for future growth during 2010 is the right one for the company. With the equity markets continuing to recover, short-term rates at least stabilizing, and our expenses running at planned levels, our expectations for the company’s 2010 financial performance have not changed. If rates remain at current levels – and excluding any YieldPlus bond fund related effects, which remain uncertain – the company should achieve revenue growth at least in the low single digits, limit expense growth to about 4%, and deliver a pre-tax profit margin of at least 25%. To the extent the rate environment rises further, we remain well positioned for significant improvement in revenues and profitability.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 52,000, up 20% year-over-year. Total accounts reached 5.4 million as of March 31, 2010, up 3% year-over-year.

•	Lowered and simplified online trade commissions for most clients to a flat $8.95 for equities and third-party Exchange Traded Funds (ETFs).

Institutional Services

Advisor Services

•

Schwab Performance Technologies, which provides portfolio management and accounting solutions to independent advisors and investment managers, reduced account fees for PortfolioServices, the company’s hosted performance reporting solution, and introduced a low-cost Emerging Practices option for smaller firms.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $45.9 billion, up 62% year-over-year.

•	Outstanding mortgage and home equity loans = $7.2 billion, up 18% year-over-year.

•	First mortgage originations during the quarter = $894 million.

•	Schwab Bank High Yield Investor Checking® accounts = 443,000, with $8.4 billion in balances.

•

Expanded the company’s fixed income offerings by adding four new Municipal Bond Ladder Separately Managed Account strategies managed by PIMCO. These strategies are designed for investors seeking tax-advantaged solutions and income generation as well as ongoing professional management.

•

Launched six new managed portfolios of ETFs available through a fee-based portfolio advisory program. The portfolios are designed to help individual investors get access to broad diversification in a single professionally managed account with the low cost that ETFs provide.

•	Month-end March total assets under management in Schwab ETFs™ = $954 million. Total assets in Schwab Managed Portfolios-ETFs = $551 million.

Supporting schedules are either attached or located at: [http://www.aboutschwab.com/media/xls/q1_2010_schedule.xls]

Schwab YieldPlus Fund®

As disclosed previously, the company is the subject of consolidated class action litigation resulting from individual lawsuits filed between March and May 2008, and regulatory investigations relating to the investment policy, disclosures and marketing of the Schwab YieldPlus Fund, an ultra-short bond fund (“Bond Fund”). The Bond Fund was designed to invest in a variety of fixed income instruments, including corporate bonds, asset backed securities, mortgage-backed securities and other fixed income investments. The credit crisis that began in mid-2007 led to a decline in the value of a majority of fixed income investments market wide. As a result, certain Schwab clients who chose to invest in the Bond Fund experienced a decline in their investments, leading to the litigation.

For the quarter ended March 31, 2010, the company has accrued $11 million in connection with the class action litigation. The amount reserved relates to a summary judgment ruling of liability issued by the court on March 30, 2010, solely with respect to plaintiffs’ California state law claim. Determination of damages remains pending with the court and defendants have petitioned the court for leave to immediately appeal the summary judgment ruling. The amount reserved reflects an estimate of the company’s liability under a damages framework proposed by the court in a related order. Actual liability for plaintiffs’ California state law claim will be determined in a subsequent proceeding and could be higher or lower than the amount reserved.

Federal securities law claims asserted against the Bond Fund and company defendants in the same case remain pending. The company is preparing for a May 10, 2010 trial date and continues to believe it has strong defenses, especially in view of the global credit crisis, the fact that depressed market valuations and illiquidity were not limited to mortgage-backed securities and impacted other asset classes held by the Bond Fund to the same or an even greater extent, and the fact that the Bond Fund’s holdings in mortgage-backed securities were widely disclosed, consistent with regulatory requirements and industry standards. Nevertheless, litigation and jury trials in particular are inherently unpredictable, and an adverse judgment could result in material liability to the company of as much as $890 million, the amount of damages plaintiffs have asserted relating to their federal securities law claims. The company has participated in several rounds of mediation with plaintiffs; at this time, however, the company is unable to determine whether further discussions with plaintiffs could result in a settlement before trial. At present, the company is unable to predict the outcome of proceedings on plaintiffs’ federal securities law claims and therefore has not established a reserve for any potential liabilities in connection therewith. If a liability were incurred, in view of claims to date under applicable insurance policies, it is likely that such a liability would exceed available coverage.

Separately, the company has been in discussions with the SEC regarding a potential settlement of civil charges proposed by SEC staff relating to the Bond Fund. Given the status of those discussions, the company is unable to predict whether a settlement with the SEC, or with other regulators who are investigating these matters, is probable or to estimate the range of any potential liability, and therefore has not established a reserve in connection therewith. Although the company believes it has strong defenses if an enforcement proceeding were instituted, an adverse judgment could result in the imposition of disgorgement, penalties, and other monetary and injunctive relief against the company.

In addition to the above matters, as of March 31, 2010, the company remained the subject of 194 individual arbitration claims seeking $34 million in damages relating to investments in the Bond Fund, for which the company has been accruing reserves.

Forward Looking Statements

This press release contains forward looking statements relating to the company’s financial performance in 2010 as well as litigation and regulatory matters relating to the Bond Fund that reflect management’s current expectations. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; the impact of changes in market conditions on money market fund fee waivers, revenue, expenses and pre-tax margins; competitive pressures on rates and fees; the level of client assets, including cash balances; and unanticipated adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters, as well as other factors set forth in the company’s Form 10-K for the period ending December 31, 2009.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 7.8 million client brokerage accounts, 1.5 million corporate retirement plan participants, 768,000 banking accounts, and $1.49 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Named Highest in Investor Satisfaction by J.D. Power and Associates, its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Advisor Services division. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net Revenues
Asset management and administration fees	$420	$502

Interest revenue	391	346
Interest expense	(65)	(40)

Net interest revenue	326	306

Trading revenue	209	259
Other	31	58

Total other-than-temporary impairment losses	(28)	(150)
Noncredit portion of loss recognized in other comprehensive income	20	136

Net impairment losses on securities	(8)	(14)

Total net revenues	978	1,111

Expenses Excluding Interest
Compensation and benefits	402	425
Professional services	80	60
Occupancy and equipment	68	81
Advertising and market development	62	58
Communications	52	53
Depreciation and amortization	37	42
Other	79	37

Total expenses excluding interest	780	756

Income before taxes on income	198	355
Taxes on income	(79)	(137)

Net Income	$119	$218

Weighted-Average Common Shares Outstanding — Diluted	1,188	1,156

Earnings Per Share — Basic	$.10	$.19
Earnings Per Share — Diluted	$.10	$.19

Dividends Declared Per Common Share	$.06	$.06

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-10 % change		2010	2009
(In millions, except per share amounts and as noted)	vs. Q1-09	vs. Q4-09	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Net Revenues
Asset management and administration fees	(16%)	(4%)	$420	$436	$451	$486	$502
Net interest revenue	7%	7%	326	305	294	302	306
Trading revenue	(19%)	(7%)	209	224	241	272	259
Other (1)	(47%)	(28%)	31	43	36	38	58
Net impairment losses on securities	(43%)	(64%)	(8)	(22)	(11)	(13)	(14)

Total net revenues	(12%)	(1%)	978	986	1,011	1,085	1,111

Expenses Excluding Interest
Compensation and benefits	(5%)	8%	402	371	371	377	425
Professional services	33%	(1%)	80	81	70	64	60
Occupancy and equipment	(16%)	(7%)	68	73	67	97	81
Advertising and market development	7%	24%	62	50	34	49	58
Communications	(2%)	2%	52	51	48	54	53
Depreciation and amortization	(12%)	(3%)	37	38	38	41	42
Other (2)	114%	41%	79	56	63	68	37

Total expenses excluding interest	3%	8%	780	720	691	750	756

Income before taxes on income	(44%)	(26%)	198	266	320	335	355
Taxes on income	(42%)	(23%)	(79)	(102)	(120)	(130)	(137)

Net Income	(45%)	(27%)	$119	$164	$200	$205	$218

Basic earnings per share	(47%)	(29%)	$.10	$.14	$.17	$.18	$.19
Diluted earnings per share	(47%)	(29%)	$.10	$.14	$.17	$.18	$.19
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	3%	2%	1,188	1,163	1,163	1,160	1,156

Performance Measures
Pre-tax profit margin			20.2%	27.0%	31.7%	30.9%	32.0%
Return on stockholders’ equity (annualized)			9%	13%	17%	18%	21%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	23%	6%	$19.5	$18.4	$17.4	$15.5	$15.9
Receivables from brokerage clients	43%	5%	$9.0	$8.6	$7.9	$7.7	$6.3
Loans to banking clients	21%	4%	$7.6	$7.3	$6.9	$6.5	$6.3
Total assets	43%	4%	$78.3	$75.4	$68.0	$62.3	$54.9
Deposits from banking clients	58%	9%	$42.1	$38.8	$35.5	$31.7	$26.6
Payables to brokerage clients	28%	1%	$26.4	$26.2	$23.4	$21.6	$20.6
Long-term debt (3)	63%	(13%)	$1.3	$1.5	$1.5	$1.6	$.8
Stockholders’ equity	35%	14%	$5.8	$5.1	$4.9	$4.6	$4.3

Other
Full-time equivalent employees (at quarter end, in thousands)	2%	2%	12.6	12.4	12.2	12.1	12.4
Annualized net revenues per average full-time equivalent employee (in thousands)	(11%)	(3%)	$310	$321	$331	$356	$350
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(23%)	(25%)	$24	$32	$35	$41	$31

Asset Management and Administration Fees
Asset management and administration fees before money market mutual fund fee waivers	7%	—	$545	$546	$529	$516	$508
Money market mutual fund fee waivers	N/M	14%	(125)	(110)	(78)	(30)	(6)

Asset management and administration fees	(16%)	(4%)	$420	$436	$451	$486	$502

Clients’ Daily Average Trades (in thousands)
Revenue trades (4)	(9%)	4%	275.7	266.3	273.7	301.2	302.9
Asset-based trades (5)	(19%)	10%	45.6	41.5	44.8	48.5	56.5
Other trades (6)	14%	17%	94.2	80.6	80.7	81.1	82.5

Total	(6%)	7%	415.5	388.4	399.2	430.8	441.9

Average Revenue Per Revenue Trade (4)	(10%)	(7%)	$12.60	$13.59	$13.93	$13.84	$14.06

(1)	The first quarter of 2009 includes a $26 million gain relating to the repurchase of junior subordinated notes.

(2)

The first quarter of 2009 includes charges of $19 million for individual client complaints and arbitration claims relating to Schwab YieldPlus Fund® investments (collectively YieldPlus Expenses), offset by $30 million of insurance recoveries, resulting in a net credit of $11 million in other expense for the quarter. YieldPlus Expenses and insurance recoveries in the other quarters presented were not material.

(3)	In the second quarter of 2009, the Company issued $750 million of Senior Notes that mature in 2014.

(4)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(5)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(6)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2010			2009
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$8,050	$5	0.25%	$5,515	$10	0.74%
Cash and investments segregated	18,840	11	0.24%	14,552	29	0.81%
Broker-related receivables (1)	262	—	—	354	—	0.37%
Receivables from brokerage clients	8,080	100	5.02%	6,094	83	5.52%
Other securities owned (2)	252	—	0.44%	—	—	—
Securities available for sale (3)	22,735	128	2.28%	15,673	134	3.47%
Securities held to maturity	6,406	59	3.74%	442	5	4.34%
Loans to banking clients	7,564	67	3.59%	6,220	57	3.72%
Loans held for sale	86	1	4.72%	146	2	5.56%

Total interest-earning assets	72,275	371	2.08%	48,996	320	2.65%

Other interest revenue		20			26

Total interest-earning assets	$72,275	$391	2.19%	$48,996	$346	2.86%

Funding sources:
Deposits from banking clients	$40,211	$31	0.31%	$24,538	$15	0.25%
Payables to brokerage clients (4)	21,242	—	0.01%	16,220	1	0.03%
Long-term debt	1,442	20	5.62%	834	14	6.81%

Total interest-bearing liabilities	62,895	51	0.33%	41,592	30	0.29%

Non-interest bearing funding sources	9,380			7,404
Provision for credit losses		14			9
Other interest expense		—			1

Total funding sources	$72,275	$65	0.36%	$48,996	$40	0.33%

Net interest revenue		$326	1.83%		$306	2.53%

(1)	Includes receivables from brokers, dealers, and clearing organizations. Interest revenue on broker-related receivables was less than $500,000 in the first quarter of 2009.

(2)	Interest revenue on other securities owned was less than $500,000 in the first quarter of 2010.

(3)	Amounts have been calculated based on amortized cost.

(4)	Interest expense on payables to brokerage clients was less than $500,000 in the first quarter of 2010.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2010 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

**********

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q1-10 % change		2010	2009
(In billions, at quarter end, except as noted)	vs. Q1-09	vs. Q4-09	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	43%	4%	$68.0	$65.1	$59.3	$53.6	$47.6
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	(22%)	(4%)	164.1	171.2	178.7	191.4	210.7
Equity and bond funds	39%	5%	43.5	41.6	40.0	35.2	31.2

Total proprietary funds	(14%)	(2%)	207.6	212.8	218.7	226.6	241.9

Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	77%	7%	187.4	175.0	162.8	129.2	105.8
Mutual fund clearing services	65%	5%	86.0	81.8	74.4	61.6	52.1
Other third-party mutual funds (2)	52%	6%	258.7	243.8	230.4	203.5	169.8

Total Mutual Fund Marketplace	62%	6%	532.1	500.6	467.6	394.3	327.7

Total mutual fund assets	30%	4%	739.7	713.4	686.3	620.9	569.6

Equity and other securities (1)	61%	8%	522.2	485.0	456.3	388.6	323.9
Fixed income securities	3%	1%	169.5	167.0	169.0	168.2	164.2
Margin loans outstanding	48%	5%	(8.3)	(7.9)	(7.3)	(7.0)	(5.6)

Total client assets	36%	5%	$1,491.1	$1,422.6	$1,363.6	$1,224.3	$1,099.7

Client assets by business
Investor Services	30%	4%	$606.4	$583.2	$564.8	$515.0	$466.0
Advisor Services	37%	6%	624.0	590.4	564.2	505.4	457.0
Other Institutional Services	48%	5%	260.7	249.0	234.6	203.9	176.7

Total client assets by business	36%	5%	$1,491.1	$1,422.6	$1,363.6	$1,224.3	$1,099.7

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services	(29%)	42%	$4.4	$3.1	$2.3	$3.7	$6.2
Advisor Services	53%	14%	14.7	12.9	11.1	7.7	9.6
Other Institutional Services	(56%)	(52%)	4.2	8.8	6.5	5.9	9.5

Total net new assets	(8%)	(6%)	23.3	24.8	19.9	17.3	25.3

Net market gains (losses)	N/M	32%	45.2	34.2	119.4	107.3	(62.6)

Net growth (decline)	N/M	16%	$68.5	$59.0	$139.3	$124.6	$(37.3)

New brokerage accounts (in thousands, for the quarter ended)	11%	14%	230	202	181	197	207
Clients (in thousands)
Active Brokerage Accounts	4%	1%	7,805	7,701	7,620	7,556	7,479
Banking Accounts	51%	6%	768	722	667	593	508
Corporate Retirement Plan Participants	(3%)	—	1,469	1,465	1,471	1,495	1,520

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Certain client assets at December 31 and September 30, 2009, have been reclassified from Mutual Fund OneSource® to other third-party mutual funds.

N/M Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For March 2010

	2009 Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2010 Jan	Feb		% change
													Mar	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets	7.7	3.3	7.5	6.5	5.6	8.5	5.8	8.6	6.0	10.2	6.0	7.9	9.4	19%	22%
Net Market Gains (Losses)	43.2	62.7	46.9	(2.3)	56.0	23.9	39.5	(22.4)	41.6	15.0	(27.9)	23.7	49.4

Total Client Assets (at month end, in billions of dollars)	1,099.7	1,165.7	1,220.1	1,224.3	1,285.9	1,318.3	1,363.6	1,349.8	1,397.4	1,422.6	1,400.7	1,432.3	1,491.1	4%	36%

New Brokerage Accounts (in thousands)	83	80	57	60	58	61	62	63	59	80	75	66	89	35%	7%

Clients (at month end, in thousands)
Active Brokerage Accounts	7,479	7,519	7,537	7,556	7,573	7,597	7,620	7,642	7,664	7,701	7,734	7,760	7,805	1%	4%
Banking Accounts	508	544	567	593	619	646	667	687	706	722	739	753	768	2%	51%
Corporate Retirement Plan Participants	1,520	1,525	1,507	1,495	1,488	1,477	1,471	1,452	1,461	1,465	1,467	1,467	1,469	—	(3%)

Clients’ Daily Average Trades (1) (in thousands)	482.9	447.9	448.5	398.4	370.0	411.3	417.6	421.8	375.3	366.0	465.3	394.8	391.3	(1%)	(19%)

Market Indices (at month end)
Dow Jones Industrial Average	7,609	8,168	8,500	8,447	9,172	9,496	9,712	9,713	10,345	10,428	10,067	10,325	10,857	5%	43%
Nasdaq Composite	1,529	1,717	1,774	1,835	1,979	2,009	2,122	2,045	2,145	2,269	2,147	2,238	2,398	7%	57%
Standard & Poor’s 500	798	873	919	919	987	1,021	1,057	1,036	1,096	1,115	1,074	1,104	1,169	6%	46%

Daily Average Market Share Volume (in millions)
NYSE	1,812	1,581	1,549	1,310	1,159	1,211	1,376	1,304	1,108	1,099	1,162	1,145	1,052	(8%)	(42%)
Nasdaq	2,342	2,359	2,426	2,465	2,192	2,143	2,399	2,326	1,987	1,825	2,443	2,255	2,334	4%	—

Total	4,154	3,940	3,975	3,775	3,351	3,354	3,775	3,630	3,095	2,924	3,605	3,400	3,386	—	(18%)

Mutual Fund Net Buys (Sells) (2) (in millions of dollars)
Large Capitalization Stock	(932.5)	419.7	437.7	97.0	128.7	(61.5)	(352.9)	(283.7)	(465.8)	(345.0)	(14.0)	(344.7)	74.4
Small / Mid Capitalization Stock	(341.9)	427.2	572.9	344.8	330.3	614.9	266.6	(67.1)	(153.9)	(51.5)	238.3	132.8	416.3
International	(1,014.9)	418.5	669.5	683.2	647.9	592.7	294.6	447.1	446.4	225.9	621.2	352.5	565.3
Specialized	(115.0)	120.8	276.4	221.5	258.5	207.2	192.8	272.0	133.5	51.4	86.1	198.4	17.4
Hybrid	76.8	374.6	332.4	336.9	326.1	454.7	545.5	429.4	615.0	775.1	1,037.5	779.3	1,096.6
Taxable Bond	2,182.3	2,384.2	2,771.5	2,284.8	2,842.2	3,361.7	3,958.7	3,336.2	2,820.2	1,771.6	2,262.2	1,654.9	2,786.5
Tax-Free Bond	449.6	505.0	630.2	520.9	700.5	882.9	893.6	478.3	480.5	473.4	356.0	325.3	331.9
Money Market Funds	915.1	(7,932.2)	(5,801.4)	(5,522.6)	(3,553.7)	(4,240.1)	(4,938.0)	(3,397.1)	(1,863.5)	(2,204.7)	(1,907.1)	(756.7)	(4,481.4)

(1)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(2)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.